Exhbit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,672,398
Unrealized Gain (Loss) on Market Value of Futures	(1,332,845)
Interest Income	1,067
Total Income (Loss)	$340,620

Expenses
Investment Advisory Fee	$3,880
Brokerage Commissions	665
NYMEX License Fee	150
Non-interested Directors' Fees and Expenses	33
Prepaid Insurance Expense	11
Other Expenses	8,250
Total Expenses	12,989
Expense Waiver	(7,280)
Net Expenses	$5,709
Net Gain (Loss)	$334,911

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/09	$7,378,489
Net Gain (Loss)	334,911

Net Asset Value End of Period	$7,713,400
Net Asset Value Per Unit (300,000 Units)	$25.71

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502